UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2015

Beacon Roofing Supply, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50924	36-4173371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

505 Huntmar Park Drive, Suite 300, Herndon, VA	20170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (571) 323-3939

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 1, 2015 (the “Closing Date”), Beacon Roofing Supply, Inc., a Delaware corporation (the “Company”), completed its previously announced acquisition (the “RSG Acquisition”) of Roofing Supply Group, LLC (“RSG”), pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”) dated as of July 27, 2015, among the Company, Beacon Leadership Acquisition I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub I”), Beacon Leadership Acquisition II, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub II”), and CDRR Investors, Inc., a Delaware corporation and indirect parent of RSG (“Target”).

In connection with the RSG Acquisition, on the Closing Date, the Company (i) completed its previously announced private offering of $300.0 million aggregate principal amount of its 6.375% Senior Notes due 2023 (the “Notes”) and (ii) entered into new senior secured credit facilities with aggregate initial commitments of up to $1.15 billion (as described below).

The Company utilized the net proceeds from the offering of the Notes, together with borrowings under its new senior secured credit facilities, to pay the cash consideration for the RSG Acquisition, to refinance certain indebtedness of the Company, to repay certain existing indebtedness of RSG and to pay related transaction premiums, fees and expenses.

Indenture and Supplemental Indenture

The Notes were offered and sold in a private transaction exempt from the registration requirements of the Securities Act, to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes and related subsidiary guarantees have not been registered under the Securities Act or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws. The Notes are senior unsecured obligations of the Company and are guaranteed on a senior unsecured basis by certain of the Company’s direct and indirect subsidiaries.

The terms of the Notes are governed by the indenture, dated as of the Closing Date (the “Indenture”), among the Company, the subsidiary guarantors party thereto (the “Initial Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).

Subsequent to the completion of the RSG Acquisition, on the Closing Date, certain direct and indirect subsidiaries of the Target entered into a supplemental indenture (the “Supplemental Indenture”) with the Company, the Initial Guarantors and the Trustee, pursuant to which such direct and indirect subsidiaries of the Target became guarantors of the Notes under the Indenture.

Interest and Maturity. The Notes bear interest at a rate of 6.375% per annum and mature on October 1, 2023. Interest is payable on the Notes on April 1 and October 1 of each year, commencing on April 1, 2016.

Guarantees. The Company’s obligations under the Notes are guaranteed by certain of its direct and indirect domestic subsidiaries.

Ranking. The Notes are the Company’s senior unsecured obligations and rank equally in right of payment with all of its existing and future senior debt, senior in right of payment to all of its existing and future subordinated debt, and effectively subordinated to all of its existing and future secured debt.

Covenants. The Indenture contains restrictive covenants that limit the ability of the Company and its restricted subsidiaries to, among other things, incur more indebtedness or issue certain preferred shares; pay dividends, redeem stock or make other distributions; make investments; create restrictions on the ability of the Company’s restricted subsidiaries to pay dividends to the Company; create liens; transfer or sell assets; merge or consolidate; enter into certain transactions with the Company’s affiliates; and designate subsidiaries as unrestricted subsidiaries. These covenants are subject to certain exceptions and qualifications as set forth in the Indenture.

Certain of these covenants will be suspended if the Notes achieve investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s Investors Ratings Service and no default or event of default has occurred and is continuing.

Events of Default. The Indenture provides for events of default (subject in certain cases to customary grace and cure periods), which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the Indenture, defaults in payment of certain other indebtedness and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 30% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all of the Notes to be due and payable immediately.

Redemption. At any time prior to October 1, 2018, the Company may redeem the Notes in whole or in part at a redemption price equal to 100% of the principal amount of the Notes plus the “applicable premium” set forth in the Indenture and the Notes. At any time on or after October 1, 2018, the Company may redeem the Notes at the redemption prices set forth in the Indenture and the Notes, plus accrued and unpaid interest, if any, to the redemption date. In addition, at any time prior to October 1, 2018, the Company may redeem up to 35% of the original aggregate principal amount of the Notes in an amount not exceeding the net proceeds of one or more equity offerings, as described in the Indenture, at a redemption price equal to 106.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date. If the Company experiences certain change of control events, the Company must offer to repurchase all of the Notes (unless otherwise redeemed) at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

The foregoing description of the Indenture and Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture and Supplemental Indenture, copies of which are filed as Exhibits 4.1 and 4.2, respectively, hereto and are incorporated herein by reference.

New Credit Facilities

In connection with the RSG Acquisition, on the Closing Date, the Company entered into (i) a new credit agreement (the “New Revolving Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent, certain subsidiaries of the Company as borrowers, and the other lenders party thereto, providing for a senior secured asset-based revolving credit facility with an initial commitment of $700 million (the “Revolving Credit Facility”) and (ii) a new term loan credit agreement (the “New Term Loan Credit Agreement” and, together with the New Revolving Credit Agreement, the “New Credit Agreements”) with Citibank, N.A., as administrative agent and collateral agent, and the other lenders from time to time party thereto, providing for a senior secured term loan B facility with an initial commitment of $450 million (the “Term Loan Credit Facility,” and, together with the Revolving Credit Facility, the “New Credit Facilities”).

Interest. The interest rates applicable to borrowings under the Term Loan Credit Facility and the Revolving Credit Facility are based on a fluctuating rate of interest measured by reference to either, at the Company’s option, (i) a base rate, plus an applicable margin, or (ii) a reserve-adjusted London Interbank Offered Rate (“LIBOR”), plus an applicable margin (or, in the case of Revolving Credit Facility borrowings denominated in Canadian dollars, the Canadian dollar bankers’ acceptances rate).  The initial applicable margin for all Term Loan Credit Facility borrowings is 2.00% per annum with respect to base rate borrowings and 3.00% per annum with respect to LIBOR borrowings.  The applicable margin for Revolving Credit Facility borrowings will be based on the Company’s excess availability as determined by reference to a borrowing base.

Prepayments.  The New Term Loan Credit Agreement requires the Company to prepay outstanding term loans, subject to certain exceptions, with: (i) 100% of the net cash proceeds of non-ordinary course asset sales or other dispositions of property by the Company or any of the restricted subsidiaries and 100% of the net cash proceeds from certain insurance and condemnation events with respect to the Company’s assets, subject to customary thresholds and reinvestment rights; (ii) a variable percentage of excess cash flow, ranging from 50% to 0% depending on the Company’s consolidated secured leverage ratio from time to time; and (iii) 100% of the Company’s and its restricted subsidiaries’ net cash proceeds from the issuance or incurrence of debt obligations for borrowed money not permitted under the Term Loan Credit Agreement.  The Company may voluntarily prepay outstanding loans under the Company’s Term Loan Credit Facility at any time subject to customary “breakage” costs with respect to LIBOR loans and subject to a prepayment premium of 1.00% in connection with certain customary repricing events that may occur within six months after the Closing Date.

The Revolving Credit Facility is required to be prepaid to the extent extensions of credit thereunder exceed the applicable borrowing base. In addition, if excess availability as determined by reference to a borrowing base falls below a specified threshold or if certain events of default occur under the Revolving Credit Facility, all cash proceeds of collateral pledged under the Revolving Credit Facility will be applied to repay the Revolving Credit Facility or secure certain obligations thereunder, subject to the right to reborrow thereafter under the Revolving Credit Facility. The Company may voluntarily repay and reborrow outstanding loans under the Revolving Credit Facility at any time without a premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

Maturity.  In connection with the Term Loan Credit Facility, the Company must make scheduled quarterly principal payments of $1,125,000, with the balance of the principal due on the seventh anniversary of the Closing Date.

The Revolving Credit Facility will mature and the commitments thereunder will terminate five years after the Closing Date.

Guarantee and Security.  The obligations of the borrowers under the Revolving Credit Facility are guaranteed by the Company and each of its direct and indirect, existing and future domestic subsidiaries, subject to customary exceptions and limitations. Borrowings under the Revolving Credit Facility by Canadian subsidiaries of the Company are also guaranteed by certain non-U.S. subsidiaries of the Company, if any.

The Revolving Credit Facility is secured by a first priority lien over substantially all of the Company’s and each guarantor’s accounts, chattel paper, deposit accounts, books, records and inventory (as well as intangibles related thereto), subject to certain customary exceptions (the “Revolving Priority Collateral”), and a second priority lien over substantially all of the Company’s and each guarantor’s other assets, including all of the equity interests of any subsidiary held by the Company or any guarantor, subject to certain customary exceptions (the “Term Priority Collateral”).

The obligations of the Company under the Term Loan Credit Facility are guaranteed by each of its direct and indirect, existing and future, domestic subsidiaries, subject to customary exceptions and limitations. The Term Loan Credit Facility is secured by a first priority lien on the Term Priority Collateral and a second priority lien on the Revolving Priority Collateral. Certain excluded assets will not be included in the Term Priority Collateral and the Revolving Priority Collateral.

Covenants.  The Revolving Credit Facility contains a springing financial covenant that requires the Company, after failure to meet a minimum availability threshold under the Revolving Credit Facility, to comply with a minimum fixed charge coverage ratio (consolidated EBITDA less capital expenditures to fixed charges) of 1.00 to 1.00. Under the Revolving Credit Facility, consolidated EBITDA includes additional add-backs to net income for certain costs, fees, taxes, losses, charges, write-offs, write-downs and expenses, and consolidated fixed charges include cash interest expenses, scheduled principal payments in respect of indebtedness, income taxes paid in cash and certain restricted payments. In addition, the New Credit Facilities are subject to negative covenants that, among other things and subject to certain exceptions, limit the Company’s ability and the ability of its restricted subsidiaries to: (i) incur indebtedness, make guarantees or engage in hedging arrangements; (ii) incur liens or engage in sale-leaseback transactions; (iii) make investments, loans and acquisitions; (iv) merge, liquidate or dissolve; (v) sell assets, including capital stock of subsidiaries; (vi) pay dividends on capital stock or redeem, repurchase or retire capital stock; (vii) alter the Company’s business; (viii) engage in transactions with the Company’s affiliates; and (ix) enter into agreements limiting subsidiary dividends and distributions.

Events of Default.  The New Credit Agreements also contains certain customary representations and warranties, affirmative covenants and events of default (including, among others, an event of default upon a change of control). If an event of default occurs and is not cured or waived, the lenders under the New Credit Facilities are entitled to take various actions, including the acceleration of amounts due under the New Credit Facilities and all actions permitted to be taken by a secured creditor.

Incremental Facilities.  The New Term Loan Credit Agreement provides that the Company has the right at any time to request incremental term loans up to the greater of (1) the excess, if any, of $250.0 million over the aggregate amount of all incremental term loan commitments previously utilized, and (2) such other amount so long as such amount at such time could be incurred without causing the pro forma consolidated secured leverage ratio to exceed 3.00 to 1.00. The New Revolving Credit Agreement provides that the Company has the right at any time to request an increase in the revolving commitments up to $300.0 million. The lenders under the New Credit Facilities are not under any obligation to provide any such incremental commitments or loans and any such addition of or increase in commitments or loans are subject to certain customary conditions precedent.

The foregoing description of the New Credit Agreements do not purport to be complete and are qualified in their entirety by reference to the New Credit Agreements, copies of which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Notes Registration Rights Agreement

On the Closing Date, the Company entered into a registration rights agreement relating to the Notes, among the Company, the subsidiary guarantors party thereto and Wells Fargo Securities, LLC and Citigroup Global Markets Inc., for themselves and on behalf of the several initial purchasers named therein (the “Initial Purchasers”) of the Notes (the “Notes Registration Rights Agreement”). The Notes Registration Rights Agreement requires the Company and the subsidiary guarantors, at their cost, to, among other things, (i) use reasonable best efforts to file a registration statement under the Securities Act with respect to an offer to exchange (the “exchange offer”) the Notes and related guarantees for new, SEC-registered notes and related guarantees with substantially identical terms in all material respects (except for the transfer restrictions relating to the Notes) and (ii) use its commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act and complete the exchange offer within 270 days after the Closing Date. In addition, under certain circumstances, the Company and the subsidiary guarantors may be required to file a shelf registration statement to cover resales of the Notes.

If a “registration default” (as defined in the Notes Registration Rights Agreement) occurs with respect to registrable securities, then additional interest shall accrue on the principal amount of the Notes that are registrable securities at a rate of 0.25% per annum for the first 90-day period beginning on the day immediately following such registration default (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period until and including the date such ‘‘registration default’’ ends, up to a maximum increase of 1.00% per annum). The additional interest will cease to accrue when the registration default is cured.

The Notes Registration Rights Agreement defines “registrable securities” initially to mean the Notes. Notes will cease to be registrable securities upon the earliest to occur of (1) when a registration statement with respect to such Notes has become effective under the Securities Act and such Notes have been exchanged or disposed of pursuant to such registration statement; (2) when such Notes cease to be outstanding; or (3) when such Notes are sold pursuant to Rule 144 under the Securities Act.

The foregoing description of the Notes Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Notes Registration Rights Agreement, a copy of which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Investment Agreement Amendment

In connection with the RSG Acquisition, on the Closing Date, the Company entered into an amendment (“Investment Agreement Amendment”) to that certain Investment Agreement, dated as of July 27, 2015, with CD&R Roadhouse Holdings, L.P., an affiliate of Clayton Dubilier & Rice, LLC and the controlling stockholder of Target (the “CD&R Stockholder”), that provides that the CD&R Stockholder (i) may designate two directors to the Company’s board of directors, for so long as the CD&R Stockholder and its affiliates hold at least 58.6% of the shares of the Company’s common stock received by the CD&R Stockholder at the closing of the RSG Acquisition, and (ii) may designate one director to the Company’s board of directors for so long as the CD&R Stockholder and its affiliates hold less than 58.6%, but at least 3.0%, of such shares; provided that the CD&R Stockholder and its affiliates shall not be entitled to such one director designee pursuant to clause (ii) if they own less than 4.0% of the shares of the Company’s common stock then outstanding and the number of members of the Company’s board of directors is at such time less than eight.

The foregoing description of the Investment Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Investment Agreement Amendment, a copy of which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

CD&R Registration Rights Agreement

In connection with the RSG Acquisition, on the Closing Date, the Company entered into a registration rights agreement with the CD&R Stockholder (the “CD&R Registration Rights Agreement”), pursuant to which the Company agreed to file a resale shelf registration statement for the benefit of the CD&R Stockholder and certain of its permitted transferees promptly upon the expiration of the 180-day post-closing lock-up period, and pursuant to which the CD&R Stockholder and such transferees may make up to three requests (only two of which may require substantial marketing efforts or a separate registration statement) that the Company conduct an underwritten offering of, or register, the Company common stock held by the CD&R Stockholder and such transferees. The CD&R Stockholder and such transferees also may request that the Company include their shares in certain future registration statements or offerings of common stock by the Company. These rights terminate when the CD&R Stockholder and such transferees no longer own any shares of the Company common stock.

The foregoing description of the CD&R Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the CD&R Registration Rights Agreement, a copy of which is filed as Exhibit 10.5 hereto and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On October 1, 2015, concurrently with the Company’s entry into the New Credit Agreements as described above in Item 1.01 hereto, the Company terminated its Credit Agreement dated as of April 5, 2012 and repaid all outstanding borrowings thereunder in full.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, on the Closing Date, the Company acquired Target through a merger of Merger Sub I with and into Target (the “First Merger”), with the Target continuing as the surviving corporation and a wholly owned subsidiary of Beacon, followed by a merger of the surviving corporation with and into Merger Sub II (the “Second Merger”, and, together with the First Merger, the “Mergers”), with Merger Sub II continuing as the surviving limited liability company and a wholly owned subsidiary of the Company.

Upon consummation of the First Merger, each issued and outstanding share of Target (other than shares held by Merger Sub I, Merger Sub II, the Company, Target or any of their direct or indirect subsidiaries and dissenting shares) was cancelled and converted into the right to receive $12.50 in cash and 0.4065 of a share of Company common stock, except that those Target stockholders who submitted a letter of transmittal surrendering their shares and did not confirm their status as “accredited investors” (as that term is defined in Regulation D promulgated under the Securities Act) received $25 in cash per Target share. The aggregate consideration paid by the Company to consummate the Mergers consisted of (i) approximately $284 million in cash payable to Target’s stockholders and optionholders, (ii) 9.04 million shares of Company common stock issuable to Target’s stockholders and optionholders, (iii) substitute Company options in exchange for approximately 862,400 Target options, and (iv) $586 million for repayment of Target’s outstanding indebtedness and assumed Target capital leases.

In connection with the Mergers, Target options were cancelled and holders of vested in-the-money Target options received cash and shares of Company common stock, and holders of unvested Target options received substitute Company options under the Company’s existing stock option plan.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 27, 2015, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Indenture and Supplemental Indenture as well as the New Credit Facilities set forth in Item 1.01 above is incorporated herein by reference.

On the Closing Date, the Company made draws under the New Credit Facilities in the aggregate amount of $800.0 million, consisting of $350 million under the Revolving Credit Facility and $450 million under the Term Loan Credit Facility. The Company used the borrowings, together with net proceeds from the Notes offering, to pay the cash consideration for the RSG Acquisition, to refinance certain indebtedness of the Company, to repay certain existing indebtedness of RSG and to pay related transaction premiums, fees and expenses.

The Initial Purchasers and their respective affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates for which the Company or its affiliates pay customary compensation. Each of the Initial Purchasers or their affiliates is a lender to the Company under the New Credit Facilities. An affiliate of Citigroup Global Markets Inc. has served as a financial advisor to the Company in connection with the RSG Acquisition. In connection with the financing of the RSG Acquisition, the Company entered into a commitment letter with each of the Initial Purchasers and/or certain of their respective affiliates providing, in part, for a senior unsecured bridge facility in an aggregate principal amount of up to $300.0 million (the “Bridge Facility”). The Initial Purchasers’ commitments under the Bridge Facility will be reduced dollar-for-dollar, down to $0, by the gross proceeds of the Notes offering, and the related commitment will be terminated, effective as of the Closing Date. Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc. and/or certain of their respective affiliates have held commitments as lenders under the Company’s existing senior secured credit facilities, and will receive their proportionate share of any amount of the Company’s existing senior secured credit facilities that is repaid with the net proceeds from the Notes offering. In addition, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc. and/or certain of their respective affiliates have held commitments as lenders or participants under RSG’s existing senior secured credit facilities, and will receive their proportionate share of any amount of RSG’s existing senior secured credit facilities that is repaid with the net proceeds from the Notes offering.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 2.01 above is incorporated herein by reference. The shares of Company common stock issuable to Target stockholders in connection with the Mergers will be issued only to “accredited investors” as defined in Regulation D promulgated under the Securities Act. The issuance and sale of the shares of Company common stock is exempt from registration under Section 4(a)(2) of the Securities Act because the transaction does not involve a public offering. The shares of Company common stock to be issued will be restricted securities for purposes of Rule 144 and subject to certain requirements before sale, including holding period requirements. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the shares of Company common stock to be issued in the Mergers. Such shares will be subject to a restrictive legend to the effect that such shares are not registered under the Securities Act and may not be transferred except pursuant to a registration statement which has become effective under the Securities Act or pursuant to an exemption from such registration.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the RSG Acquisition, the Company’s Board of Directors (the “Board”) increased the size of the Board from ten members to twelve members. To fill the vacancies created by this increase and pursuant to the terms of the Merger Agreement and the Investment Agreement Amendment, which provides that the CD&R Stockholder initially may designate two directors to the Company’s board of directors, the Board, upon the recommendation of its Nominating and Corporate Governance Committee, appointed Philip W. Knisely and Nathan K. Sleeper as new directors to serve until the 2016 annual meeting of stockholders of the Company.

It is expected that Mr. Knisely and Mr. Sleeper will be compensated for their services (pro-rated for 2015) in accordance with the Company’s compensation program for non-employee directors described on page 27 of the Company’s 2015 annual meeting proxy statement, including participating in the Company’s 2014 Stock Plan, under which they are expected to receive a pro-rated annual award of restricted stock units.

The appointment of Mr. Knisely and Mr. Sleeper to the Board is also described in the press release attached hereto as Exhibit 99.1.

Item 7.01.	Regulation FD Disclosure.

On October 1, 2015, the Company issued a press release regarding completion of the RSG Acquisition. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01 (including the exhibit hereto) is being furnished under “Item 7.01. Regulation FD Disclosure.” Such information (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The audited consolidated financial statements (and notes thereto) of Target as of and for the years ended December 31, 2014 and 2013 and for the period from May 31, 2012 through December 31, 2012 (successor) and the period from January 1, 2012 through May 30, 2012 (predecessor) were previously filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 9, 2015. The unaudited consolidated interim financial statements (and notes thereto) of Target for the six months ended June 30, 2015 and 2014 and as of June 30, 2015 were previously filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K filed with the SEC on September 9, 2015.

(b)	Pro Forma Financial Information.

The unaudited pro forma combined statements of operations of the Company for the nine months ended June 30, 2015 and for the fiscal year ended September 30, 2014 and the unaudited pro forma combined balance sheet of the Company as of June 30, 2015, in each case giving proforma effect to the RSG Acquisition and the related debt financing transactions described herein, were previously filed as Exhibit 99.4 to the Company’s Current Report on Form 8-K filed with the SEC on September 9, 2015.

(d)	Exhibits.

2.1*	Agreement and Plan of Merger, dated as of July 27, 2015, by and among CDRR Investors, Inc., Beacon Roofing Supply, Inc., Beacon Leadership Acquisition I, Inc. and Beacon Leadership Acquisition II, LLC. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 27, 2015).
4.1	Indenture, dated as of October 1, 2015, by and among Beacon Roofing Supply, Inc., the subsidiary guarantors party thereto, and U.S. Bank National Association, as trustee.
4.2	Supplemental Indenture, dated as of October 1, 2015, by and among Beacon Roofing Supply, Inc. (“Beacon”), certain direct and indirect subsidiaries of Beacon, as additional subsidiary guarantors, and U.S. Bank National Association, as trustee.
4.3	Form of 6.375% Senior Notes due 2023 (included as Exhibit A to the Indenture filed herewith as Exhibit 4.1).
10.1	Term Loan Credit Agreement, dated as of October 1, 2015, by and among Beacon Roofing Supply, Inc., Citibank N.A., as administrative agent, and the lenders and financial institutions party thereto.
10.2	Credit Agreement, dated as of October 1, 2015, by and among Beacon Roofing Supply, Inc., Wells Fargo Bank, National Association, as administrative agent, and the US borrowers, Canadian borrower, lenders and financial institutions party thereto.
10.3	Registration Rights Agreement (relating to the 6.375% Senior Notes due 2023), dated as of October 1, 2015, by and among Beacon Roofing Supply, Inc., the subsidiary guarantors party thereto and Wells Fargo Securities, LLC and Citigroup Global Markets Inc., for themselves and on behalf of several initial purchasers named therein.
10.4	Amendment No. 1, dated as of October 1, 2015, to Investment Agreement, dated as of July 27, 2015, by and between Beacon Roofing Supply, Inc. and CD&R Roadhouse Holdings, L.P.
10.5	Registration Rights Agreement, dated as of October 1, 2015, by and between Beacon Roofing Supply, Inc. and CD&R Roadhouse Holdings, L.P.
99.1	Beacon Roofing Supply, Inc. press release dated October 1, 2015.

*	The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon the request of the SEC in accordance with Item 601(b)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

By:	/s/ Joseph M. Nowicki
Name: Joseph M. Nowicki
Title: Executive Vice President and CFO

Date: October 1, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of July 27, 2015, by and among CDRR Investors, Inc., Beacon Roofing Supply, Inc., Beacon Leadership Acquisition I, Inc. and Beacon Leadership Acquisition II, LLC. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 27, 2015).
4.1	Indenture, dated as of October 1, 2015, by and among Beacon Roofing Supply, Inc., the subsidiary guarantors party thereto, and U.S. Bank National Association, as trustee.
4.2	Supplemental Indenture, dated as of October 1, 2015, by and among Beacon Roofing Supply, Inc. (“Beacon”), certain direct and indirect subsidiaries of Beacon, as additional subsidiary guarantors, and U.S. Bank National Association, as trustee.
4.3	Form of 6.375% Senior Notes due 2023 (included as Exhibit A to the Indenture filed herewith as Exhibit 4.1).
10.1	Term Loan Credit Agreement, dated as of October 1, 2015, by and among Beacon Roofing Supply, Inc., Citibank N.A., as administrative agent, and the lenders and financial institutions party thereto.
10.2	Credit Agreement, dated as of October 1, 2015, by and among Beacon Roofing Supply, Inc., Wells Fargo Bank, National Association, as administrative agent, and the US borrowers, Canadian borrower, lenders and financial institutions party thereto.
10.3	Registration Rights Agreement (relating to the 6.375% Senior Notes due 2023), dated as of October 1, 2015, by and among Beacon Roofing Supply, Inc., the subsidiary guarantors party thereto and Wells Fargo Securities, LLC and Citigroup Global Markets Inc., for themselves and on behalf of several initial purchasers named therein.
10.4	Amendment No. 1, dated as of October 1, 2015, to Investment Agreement, dated as of July 27, 2015, by and between Beacon Roofing Supply, Inc. and CD&R Roadhouse Holdings, L.P.
10.5	Registration Rights Agreement, dated as of October 1, 2015, by and between Beacon Roofing Supply, Inc. and CD&R Roadhouse Holdings, L.P.
99.1	Beacon Roofing Supply, Inc. press release dated October 1, 2015.

*	The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon the request of the SEC in accordance with Item 601(b)(2) of Regulation S-K.